UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ProPhase Labs, Inc. (the “Company”) is in final stages of negotiation with Stuart Hollenshead to be the new Chief Operating Officer of the Company. Mr. Hollenshead currently serves as CEO of 10PM Curfew, one of the largest and fastest-growing female-centric media platforms, and was previously Chief Operating Officer and Chief Business Officer of Barstool Sports. With the repositioning of the Company as a consumer products company, the Company believes that Mr. Hollenshead will be well suited as Chief Operating Officer given his extensive experience at world class marketing companies.

Following the successful sale of Pharmaloz Manufacturing, Inc, Jed Latkin, Chief Operating Officer of the Company, provided notice to the Company on February 7, 2025, that he would be leaving the Company effective February 14, 2025 to pursue other business opportunities. Mr. Latkin’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Latkin will continue to serve as a consultant to the Company on a project-by-project basis following his departure as Chief Operating Officer.

In connection with his transition, Mr. Latkin is expected to receive a performance-based bonus in the amount of $100,000 for his activities in Q1 2025, including his work on the previously announced sale of Pharmaloz Manufacturing, Inc. and Mr. Latkin’s other activities for the Company in Q1 2025, to be paid on terms and conditions to be mutually agreed upon between the parties.

The Company thanks Mr. Latkin for his contributions and leadership during his tenure and looks forward to continuing its relationship with him in his consulting capacity.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the expected timing and payment of compensation to Mr. Latkin, the continued consulting relationship with Mr. Latkin, and the expected appointment of Stuart Hollenshead as the Chief Operating Officer of the Company. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: February 13, 2025